Exhibit 19.3


  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


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  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               4


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                           Dollar Amount       # of Contracts
  Original Portfolio:                  $2,799,999,995.78              162,770

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $572,600,000.00         3.461%                      May 15, 2002
   Class A-2 Notes                                                  842,000,000.00         3.710%                September 15, 2003
   Class A-3 Notes                                                  970,000,000.00         4.310%                     June 15, 2005
   Class A-4 Notes                                                  191,710,000.00         4.720%                 December 15, 2005
   Class B Notes                                                     81,419,000.00         5.010%                    March 15, 2006
   Class C Certificates                                              54,240,000.00         5.410%                      May 15, 2006
   Class D Certificates                                              54,240,000.00         7.000%                  January 15, 2008
      Total                                                      $2,766,209,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $13,578,498.69               $18,759.69          $13,597,258.38
  Repurchased Loan Proceeds Related to Interest                          22,483.85                     0.00               22,483.85
      Total                                                         $13,600,982.54               $18,759.69          $13,619,742.23

  Servicer Advances:
  Principal Advances                                                         $0.00               $37,606.11              $37,606.11
  Interest Advances                                                   3,134,492.21                 2,219.88            3,136,712.09
      Total                                                          $3,134,492.21               $39,825.99           $3,174,318.20

  Principal:
  Principal Collections                                             $58,167,553.17              $455,247.46          $58,622,800.63
  Prepayments in Full                                                32,666,937.15               142,362.17           32,809,299.32
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,459,769.56                     0.00            1,459,769.56
  Payahead Draws                                                              0.00                25,553.50               25,553.50
      Total                                                         $92,294,259.88              $623,163.13          $92,917,423.01

  Liquidation Proceeds                                                                                                  $696,178.03
  Recoveries from Prior Month Charge-Offs                                                                                 12,225.10
      Total Principal Collections                                                                                    $93,625,826.14

  Principal Losses for Collection Period                                                                              $1,663,697.55
  Total Regular Principal Reduction                                                                                  $94,618,726.67

  Total Collections                                                                                                 $110,419,886.57


  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------

  Total Collections                                                                                                 $110,419,886.57
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
      Total                                                                                                         $110,419,886.57

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  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,089,905.79        $2,089,905.79                $0.00
   Amount per $1,000 of Original Balance               0.76                 0.76                 0.00


                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $797,575.59          $797,575.59               $0.00                $0.00               $0.00
   Class A2 Notes                     2,603,183.33         2,603,183.33                0.00                 0.00                0.00
   Class A3 Notes                     3,483,916.67         3,483,916.67                0.00                 0.00                0.00
   Class A4 Notes                       754,059.33           754,059.33                0.00                 0.00                0.00
   Class B Notes                        339,924.33           339,924.33                0.00                 0.00                0.00
      Total                          $7,978,659.25        $7,978,659.25               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $244,532.00          $244,532.00               $0.00                $0.00               $0.00
   Class D Certificates                 316,400.00           316,400.00                0.00                 0.00                0.00
      Total                            $560,932.00          $560,932.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $8,539,591.25        $8,539,591.25               $0.00                $0.00               $0.00

  Total Available for Principal Distribution     $99,790,389.53

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount        2,788,657.04
   Regular Principal Distribution Amount    256,463,738.72
      Principal Distribution Amount        $259,252,395.76

  Noteholder Principal Distributions:
   Class A1 Notes                                        $99,790,389.53
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
      Total Note Principal Paid                          $99,790,389.53


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:             $99,790,389.53

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $110,419,886.57
  Total Distribution (incl. Servicing Fee) $110,419,886.57

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               4

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $174.28                   $1.39                  $175.67
  Class A2 Notes                                                 0.00                    3.09                     3.09
  Class A3 Notes                                                 0.00                    3.59                     3.59
  Class A4 Notes                                                 0.00                    3.93                     3.93
  Class B Notes                                                  0.00                    4.18                     4.18
      Total Notes                                              $37.55                   $3.00                   $40.55


  Class C Certificates                                          $0.00                   $4.51                    $4.51
  Class D Certificates                                           0.00                    5.83                     5.83
      Total Certificates                                        $0.00                   $5.17                    $5.17

  Total Notes and Certificates:                                $36.07                   $3.09                   $39.16

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,344,381,395.76       0.8820995                $2,244,591,006.23       0.8445522
  Class A1 Notes                              259,252,395.76       0.4527635                   159,462,006.23       0.2784876
  Class A2 Notes                              842,000,000.00       1.0000000                   842,000,000.00       1.0000000
  Class A3 Notes                              970,000,000.00       1.0000000                   970,000,000.00       1.0000000
  Class A4 Notes                              191,710,000.00       1.0000000                   191,710,000.00       1.0000000
  Class B Notes                                81,419,000.00       1.0000000                    81,419,000.00       1.0000000
  Class C Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
  Class D Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
     Total                                 $2,452,861,395.76       0.8867231                $2,353,071,006.23       0.8506483



  Portfolio Information
  Weighted Average Coupon (WAC)                         7.99%                                           8.02%
  Weighted Average Remaining Maturity (WAM)             44.91                                           44.19
  Remaining Number of Receivables                     187,253                                         183,285
  Portfolio Receivable Balance              $2,507,886,943.63                               $2,413,268,021.34

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $10,132,680.23
  Specified Credit Enhancement Amount                                                                        $24,132,680.21
  Yield Supplement Overcollateralization Amount                                                              $71,675,282.62
  Target Level of Overcollateralization                                                                      $81,807,962.85

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $13,999,999.98
  Specified Reserve Account Balance                                                                           13,999,999.98
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             13,999,999.98
  Reserve Account Deposits Made                                                                                        0.00
  Ending Reserve Account Balance                                                                             $13,999,999.98
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               4

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $696,178.03
  Recoveries from Prior Month Charge-Offs                                                                                $12,225.10
  Total Losses for Collection Period                                                                                  $1,787,400.08
  Charge-off Rate for Collection Period (annualized)                                                                          0.52%
  Cumulative Net Losses for all Periods                                                                               $1,999,655.45


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,245                $31,271,655.73
  61-90 Days Delinquent                                                                           312                 $4,376,171.10
  91-120 Days Delinquent                                                                           95                 $1,367,851.82
  Over 120 Days Delinquent                                                                         38                   $598,469.13

  Repossesion Inventory                                                                           246                 $3,688,109.86


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0796%
  Preceding Collection Period                                                                                               0.3229%
  Current Collection Period                                                                                                 0.5262%
  Three Month Average                                                                                                       0.3096%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1460%
  Preceding Collection Period                                                                                               0.2045%
  Current Collection Period                                                                                                 0.2428%
  Three Month Average                                                                                                       0.1978%

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  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2001
  Distribution Date                                                                                                        12/17/01
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,601,066.04                   $149,885.67
  New Advances                                                                           3,106,635.46                     39,783.56
  Servicer Advance Recoveries                                                            2,101,429.13                     30,035.45
  Ending Servicer Advances                                                              $5,606,272.37                   $159,633.78

  Current Month Interest Advances for Prepaid Loans                                        $27,856.75                        $42.43

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $112,893.44
  Additional Payaheads                                                                                                   160,486.57
  Payahead Draws                                                                                                         169,364.94
  Ending Payahead Account Balance                                                                                       $104,015.07





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